UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2017

Tandem Diabetes Care, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36189	20-4327508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11045 Roselle Street, San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 366-6900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⌧

Item 1.01.Entry Into a Material Definitive Agreement.

Amendment to 2013 Lease

On December 27, 2017, Tandem Diabetes Care, Inc. (the “Company”) entered into a First Amendment to Lease (the “First Amendment”) with ARE-11025/11075 Roselle Street, LLC (the “Landlord”), which amends the terms of that certain Lease Agreement originally entered into by and between the parties on November 5, 2013 (as amended, the “2013 Lease”), pursuant to which the Company leases 41,163 square feet of warehouse and office space in the buildings located at 11065 and 11075 Roselle Street in San Diego, California.

The First Amendment extends the term of the 2013 Lease for an additional 36 months from the previous expiration date for the 2013 Lease, through May 31, 2022.  The monthly base rent payments for the period from January 1, 2018 to May 31, 2019 remain unchanged from the current terms of the 2013 Lease, but are subject to automatic annual increases effective as of June 1 each year thereafter.

Pursuant to the First Amendment, the Company may elect to terminate the 2013 Lease effective as of May 31, 2021 upon (i) delivery of written notice to the Landlord no later than June 1, 2020, and (ii) payment to the Landlord of an early termination payment of approximately $419,000.

Amendment to 2012 Lease

On December 27, 2017, the Company entered into a Fourth Amendment to Lease (the “Fourth Amendment”) with the Landlord, which amends the terms of that certain Lease Agreement originally entered into by and between the parties on March 7, 2012 (as amended, the “2012 Lease”), pursuant to which the Company leases 66,442 square feet of manufacturing, laboratory and office space in the buildings located at 11025, 11035 and 11045 Roselle Street in San Diego, California.

The Fourth Amendment reflects (i) the termination of the lease with respect to the building located at 11045 Roselle Street, which comprises approximately 30,147 of leased space (the “11045 Building”) as of January 31, 2018, and (ii) the extension of the term of the 2012 Lease with respect to the buildings located at 11025 and 11035 Roselle Street for an additional 36 months from the previous expiration date for the 2012 Lease, through May 31, 2022.  With respect to the buildings located at 11025 and 11035 Roselle Street, the monthly base rent payments for the period from January 1, 2018 to May 31, 2018 remain unchanged from the current terms of the 2012 Lease under the Fourth Amendment, but are subject to automatic annual increases effective as of June 1 each year thereafter.

The 11045 Building, which primarily housed the Company’s manufacturing and related operations, will largely be replaced by the Company’s new facility located on Barnes Canyon Road in San Diego, California (the “Barnes Canyon Facility”).  The Company expects to derive cost savings of approximately $2.1 million over a period of approximately 16 months as a result of the termination of the lease with respect to the 11045 Building.

Pursuant to the Fourth Amendment, the Company may elect to terminate the 2012 Lease effective as of May 31, 2021 upon (i) delivery of written notice to the Landlord no later than June 1, 2020 and (ii) payment to the Landlord of an early termination payment of approximately $316,000.

The foregoing summaries of the First Amendment and the Fourth Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the applicable amendment as set forth in Exhibits 10.1 and 10.2 to this Current Report on Form 8-K (this “Current Report”).

Item 8.01Other Events.

The Company has obtained regulatory clearance to operate and has commenced full manufacturing operations at the Barnes Canyon Facility.  The facility is expected to double the Company’s previous manufacturing capacity for both insulin pumps and cartridges, and expand warehousing for additional infusion set supplies related to the launch of the Company’s new t:lock™ connector.  The Barnes Canyon Facility will initially house two pump production lines and four cartridge manufacturing lines, with room for two additional cartridge lines, in addition to warehousing operations and office space.  The Company plans to relocate its remaining production equipment and personnel from its existing facilities to the Barnes Canyon Facility over approximately the next 30 days.

On January 3, 2018, the Company issued a press release announcing the commencement of full manufacturing operations at the Barnes Canyon Facility, as well as the execution of the First Amendment and the Fourth Amendment. A copy of the press release is attached hereto as Exhibit 99.1. The press release is being furnished with this Current Report and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	First Amendment to Lease, dated December 27, 2017, by and between Tandem Diabetes Care, Inc. and ARE-11025/11075 Roselle Street, LLC
10.2	Fourth Amendment to Lease, dated December 27, 2017, by and between Tandem Diabetes Care, Inc. and ARE-11025/11075 Roselle Street, LLC
99.1	Press release, dated January 3, 2018, issued by Tandem Diabetes Care, Inc.

Cautionary Note Regarding Forward Looking Statements

This Current Report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements include statements regarding the Company’s expected cost savings associated with terminating the lease with respect to the 11045 Building, the ability of the Company to relocate additional equipment and personnel to the Barnes Canyon Facility during the next 30 days, and the Company’s expectations with respect to achieving increased manufacturing capacity at the Barnes Canyon Facility. The Company's actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties, including: the actual costs and expenses incurred by the Company in connection with, and the actual timing of the completion of, the transition to the Barnes Canyon Facility; and the Company’s ability to increase manufacturing capacity and production efficiency at the Barnes Canyon Facility. In addition, the Company’s results may be impacted by the other risks identified in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and other documents that the Company files with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report. The Company undertakes no obligation to update or review any forward-looking statement in this Current Report because of new information, future events or other factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tandem Diabetes Care, Inc.

By:	/s/ David B. Berger
David B. Berger
Executive Vice President, General Counsel and Secretary

Date: January 3, 2018